Exhibit 4(i)

State of Delaware Secretary of State Division of Corporations Delivered 02:38 PM 03/14/2022 FILED 02:38 PM 03/14/2022 SR 2022099199S - FlleNumber 6521026STATE OF DELAWARE CERTIFICATE OF AMENDMENTOF CERTIFICATE OF INCORPORATIONThe corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify: FIRST: That at a meeting of the Board of Directors of ELECTROMEDICAL TECHNOLOGIES, INC. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows: RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered nFOURTH "so that, as amended, said Article shall be and read as follows: See Exhibit ASECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment. TIDRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 14th day of March , 20 -By:_+&-- ------------ Authorized OfficerTitle: S_e_c_r_e_ta_ry. _Name: Tad Mailander Print or Type

L ;Exhibit AThe aggregate number of shares the corporation shall have the authority to issue is five hundred and one million and one shares (501,000,001), including five hundred million (500,000,000) shares of capital stock designated as common stock, par value $0.00001 per share, one million (1,000,000) shares designated as Series A Preferred Stock, par value $0.00001per share, and one (1) share designated as Series B Preferred Stock, par value $0.00001 per share.1